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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     The Board of Directors
     Continental Can Company, Inc.:



     We consent to incorporation by reference in the Registration Statements Nos. 33-7783, 33-37163, 33-37164 and 33-37165 on Form S-8 of Viatech, Inc.
     (now known as Continental Can Company, Inc.) of our reports dated March 1, 1996 relating to the consolidated balance sheets of Continental Can Company, Inc. and subsidiaries as of December 31, 1995 and 1994, and the consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three year period ended December 31, 1995, which reports are either incorporated by reference or appear in the December 31, 1995 Annual Report on Form 10-K of Continental Can Company, Inc.

     As discussed in notes 1(j) and 12 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Post-employment Benefits," on a prospective basis in 1994.

     /s/  KPMG Peat Marwick LLP
     Jericho, New York
     March 22, 1996


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